Exhibit 99.2

Your Vision Our Focus

Consent of Independent Public Accounting Firm

We consent to the use in this Offering Statement of RBR Global Inc. on Form C of our report dated April 22, 2022 relating to the consolidated financial statements of RBR Global Inc. appearing in this Offering Statement.

/s/ Turner, Stone & Company, L.L.P.

Dallas, Texas

February 16, 2023

Turner, Stone & Company, L.L.P.
Accountants and Consultants
12700 Park Central Drive, Suite 1400
Dallas, Texas 75251
Telephone: 972-239-1660 ⁄ Facsimile: 972-239-1665
Toll Free: 877-853-4195
Web site: turnerstone.com